Exhibit 10.1

Labor Contract

Party A: Bon Natural Life Limited

Address: Room C601, Entrepreneurship Research and Development Park, No. 69, Jinye Road, Xi’an Hi-Tech Industries Development Zone, China

Telephone:029-88346301

Post Code: 710077

Party B: Ma Xin

ID Number: 110102197702182319

Address: Room 1301, Unit 3, Building 1, Third Area, Sifangjingyuan, Fengtai District, Beijing, China

Telephone:13552141328

Post Code:100164

Labor Contract

No.:

According to Labor Law of the People’s Republic of China, and based on equal and friendly negotiation, Party A and Party B (collectively the Parties, and individually, a Party) enter into the labor contract (the Contract) voluntarily and agree to respect all terms and conditions of this Contract.

Article 1 Term of Contract

Article 1.1 The term of this labor contract is two years from November 17, 2025 to November 16, 2027 (with the first two months as the probation period).

Article 2 Job Descriptions

Article 2.1 Party B agrees to be employed as Chief Financial Officer according to the requirements of Party A,with the work location in Xi’an. Party A may adjust Party B’s position when it is necessary and based on performance assessment result of Party B subject to the principle of sincerity and reasonable. And Party B will accept the arrangement of Party A. Within six months from the date of signing this Contract, Party B shall ensure working from the Headquarters in Xi’an for two weeks each month, and may arrange his own working location for the rest of the time, while being available at all times to perform tasks assigned by the management and the board of directors. Thereafter, Party B shall work full-time at the Headquarters in Xi’an or at other locations designated by Party A.

Article 2.2 Party B shall perform his obligations as required by Party A, meet Party A’s job requirements about quality and quantity. The specific job duties are as follows:

1. Lead Party A’s financial operations, including but not limited to: managing the daily work of the Finance Department, budget preparation, routine financial accounting, financial reporting, tax filing, and overseeing the coordination with U.S. auditors for Party A’s financial audit activities.

2. Draft and prepare disclosure documents for Party A (including but not limited to: prospectuses, annual reports, semi-annual reports, material event announcements, press releases, etc.), including the preparation of accounting working papers, drafting textual content for annual and semi-annual reports, collaborating with legal counsel to review and revise filing documents, and composing corporate press releases.

3. Lead external communication efforts for Party A (communication counterparts include, but are not limited to: non-executive directors and independent directors, shareholders with particular interest in Party A, potential investors, and investor relations firms).

4. To identify potential investors for Party A, present Party A in a professional manner, and analyze as well as screen potential financing opportunities, followed by reporting to management and the Board of Directors; to cooperate with investors in the acquisition of Party A’s information; to assist management and the Board of Directors in making financing decisions.

5. Lead the due diligence on potential acquisition targets, report to management and the board based on the findings of the due diligence report, conduct professional valuation of the targets, and provide recommendations on operational details such as the payment method of consideration. Conduct post-investment management, including but not limited to continuously monitoring the operational status of the invested entities and promptly reporting to management and the board.

6. Other tasks assigned by the Management and the Board of Directors.

Article 3 Labor Protection and Conditions

Article 3.1 Party A should strictly comply with the legal working hours, making sure the rest and health for Party B, Party A may extend working hours due to the requirements of its production or business after consultation with the trade union and laborers, and provide Party B time off or overtime wages.

Article 3.2 Party A shall provide Party B necessary work conditions and tools, establish and improve production processes and procedures, operation procedures, work regulations, work safety and labor health system and standards.

Article 3.3 Party A shall educate and train Party B on regulations and rules about political thought, professional ethics, business skill, labor safety and health

Article 3.4 Party B shall strictly respect relevant safety operation procedures. And Party B is entitled to refuse to perform instruction of Party A’s management which is not consistent with regulations or is dangerous.

Article 4 Labor Compensation

Article 4.1 Party A’s wage distribution system shall be based on performance, design with equal pay for equal work. Party A shall pay salary to Party B on the 30th day of following month in the form of money in the event Party B provides normal labor within required work time, and Party A shall not withhold or delay wage payment without reasonable cause.

Article 4.2 Party B’s wage is based on the internal wage distribution method under the legally established policy of Party A and on Party B’s position.

Article 4.3 The wage distribution system of Party B shall be a combination of basic salary and performance-based salary and is subject to subsequent adjustment. The performance-based salary shall be determined under Party A’s internal wage distribution system based on Party B’s performance, work result and actual contribution.

Article 5 Insurance Benefits

Article 5.1 Both parties shall participate in social insurance according to the law, those that shall be paid by Party B shall be withheld by Party A from Party B’s salary and remitted by Party A on Party B’s behalf.

Article 5.2 Party A shall public information about various social security insurance it contributed for Party B. Party B shall be entitled to inquiry such information kept by Party A and Party A shall provide Party B necessary support.

Article 6 Labor Disciplines

Article 6.1 Party B shall respect Party A’s policies and rules about workplace safety and health, production processes, operation and work procedures; protect Party A’s property and respect professional ethics; actively participate in training arranged by Party A to enhance ideological awareness and professional skills.

Article 6.2 Party A shall be entitled to punish Party B, even terminate this contract in the event Party B violates labor disciplines.

Article 7 Change, Terminate, Expiration and Renewal of the Contract

Article 7.1 In the event any laws and regulations, administrative rules which this Contract based on are changed, the relevant content of the Contract shall be revised accordingly.

Article 7.2 In the event the objective fact based on which Contract is entered into has undergone significant changes and as a result thereof, the Contract can not be performed, the Parties may change the relevant terms and conditions by mutual agreement.

Article 7.3 The Contract may be terminated by mutual agreement of the Parties.

Article 7.4 Party A may terminate the Contract should any one of the following cases occur with Party B;

Article 7.4.1 When Party B is proved during the probation period to be unqualified for employment;

Article 7.4.2 When the personal information provided by Party B is not true;

Article 7.4.3 When Party B seriously violates labor disciplines or the rules or regulations of Party A;

Article 7.4.5 When Party B causes great losses to Party A due to a serious dereliction of duties or engagement in malpractices for selfish ends;

Article 7.4.6 When Party B is brought to hold criminal responsibilities under the law.

Article 7.4.7 When Party B can neither take up his original job nor any other kind of new job assigned by Party A after completion of medical treatment for his illnesses or injuries not suffered during work;

Article 7.4.8 Party B is incompetent at its job upon the expiration of the probation period; and

Article 7.4.9 The Parties failed to reach an agreement to revise the Contract subject to Article 7.2.

Article 7.5 In case it becomes a must for Party A to cut down the number of workforce during the period of legal consolidation when it comes to the brink of bankruptcy or when it runs deep into difficulties in business, it shall explain the situation to all of its employees, solicit opinions from the employees, and report to the labor administrative department before it terminates the Contract.

Article 7.6 In the event Party B intends to terminate the Contract, it shall send written notice to Party A 60 days in advance, except there are any other statements in the non-disclosure agreement and non-compete agreement, such other statements shall prevail.

Article 7.7 Party B may notify, at any time, Party A of its decision to revoke labor contracts in any one of the following cases:

Article 7.7.1 During its periods of probation;

Article 7.7.2 If Party B is forced to work by Party A through means of violence, threat or deprival of personal freedom in violation of law;

Article 7.7.3 Failure on the part of Party A to pay labor remunerations or to provide labor conditions as agreed upon herein.

Article 7.8 This Contract will terminate and expire upon the expiration of the Contract Period, and may be renewed by the mutual agreement of the Parties 30 days before the end of the Contract Period.

Article 8 Economic Compensations and Indemnities

Article 8.1 Party A shall notice and pay salary to Party B should any one of the following cases occurs:

Article 8.1.1 Party A intends to terminate Contract because Party B is incompetent at its job upon the expiration of the probation period;

Article 8.1.2 Party A intends to terminate Contract because the objective fact based on which Contract is entered into has undergone significant changes and as a result thereof, the Contract can not be performed, while the Parties can’t reach an agreement to change the relevant terms and conditions;

Article 8.1.3 Party A must cut down the number of workforce during the period of legal consolidation when it comes to the brink of bankruptcy or when it runs deep into difficulties in business.

Article 8.2 Party A shall compensate Party B any loss suffered by Party B due to Party A’s terminate of Contract in violation of the conditions specified herein, or due to the invalidity of Contract caused by Party A;

Article 8.3 Party B shall compensate Party A any loss suffered by Party A due to Party B’s terminate of Contract in violation of the conditions specified herein;

Article 8.4 In the event Party B terminates Contract, it shall compensate Party A fees and expenses paid by Party A for it related to any training and international fairs. The compensate percentage shall be:

i) for training fees and expenses

100%-year 1

80%- year 2

60%- year 3

40%- year 4

20%- year 5

0%- later

ii) for fees and expenses of international fairs

100%- year 1

50%- year 2

0%- later.

Article 8.5 Party B may be penalized by Party A for any losses and damages suffered by Party A due to Party B’s failure to perform its duties under Contract.

Article 9 Labor Disputes

Article 9.1 Once a labor dispute occurs, the Parties can apply to the labor dispute mediation committee of Party A for mediation; if it can not be settled through mediation and one of the Parties asks for arbitration, the application can be filed to a labor dispute arbitration committee for arbitration. Any Party involved in the case can also apply to a labor dispute arbitration committee for arbitration. The Party that has objections to the ruling of the labor arbitration committee can bring the case to a people’s court.

Article 10 Miscellaneous

Article 10.1 Any inventions and creations made by Party B in conducting tasks arranged by Party A or using Party A physical technical conditions belong to service inventions and creations. The right of the patent application of service intentions and creations shall belong to Party A. Once being approved, Party A shall be the patentee, and the right of authorship of such patent shall belong to Party B, and Party B has a confidential obligation to such patent.

Article 10.2 Party A undertakes to provide Party B material and spiritual rewards to a certain extent.

Article 10.3 The Parties will sign separate agreements as to business secret protection and competition restriction. The two agreements shall constitute attachment to this Contract and with the same legal force and effect.

Article 10.4 Party B’s resume and relevant certificates shall constitute attachment to this Contract.

Article 10.5 Party B shall keep a secret of its compensation, and shall not disclose to, discuss or inquire with any other employees of Party A, otherwise, it may be dismissed immediately once discovered.

Article 10.6 Any other issues not covered by Contract shall be otherwise negotiated by the Parties.

Article 10.7 This Contract is of two copies with each Party holds one copy.

Party A: (signature and stamp) Bon Natural Life Limited

Representative: Yanling An

Date: November__, 2025

Stamp: Bon Natural Life Limited

Party B: (signature and stamp) Ma Xin

Date: November__, 2025